Exhibit 5.03

United States Securities and Exchange Commission

Washington, D.C. 20549

Flextronics International Ltd.

2 Changi South Lane

Singapore

486123

13 June 2013

Ladies and Gentlemen,

Re: FLEXTRONICS INTERNATIONAL ASIA-PACIFIC LTD., FLEXTRONICS SALES & MARKETING (A-P) LTD., FLEXTRONICS SALES AND MARKETING CONSUMER DIGITAL LTD., and FLEXTRONICS TELECOM SYSTEMS LTD

We are a Law Firm incorporated in Mauritius, duly registered under the Law Practitioners Act 1984 (as amended) of Mauritius and entitled to advise on Mauritian laws.

1.              This opinion is being delivered to you pursuant to the Form S-4 registration statement (the “Form S-4”) in connection with the registration of the issue and sale by Flextronics International Ltd. (“FIL”) of $500,000,000 principal amount of its 4.625% Notes due 2020 (the “2020 Notes”), $500,000,000 principal amount of its 5.000% Notes due 2023 (the “2023 Notes” and together with the “2020 Notes”, “the Notes”) and guaranteed by the Mauritian Guarantors (as defined hereunder).

2.              The Notes were issued under an indenture (the “Indenture”) dated 20 February 2013 and a First Supplemental Indenture dated 28 March 2013 (the “First Supplemental Indenture”).The Notes are unconditionally guaranteed (the “Guarantees”), jointly and severally, on an unsecured basis by each of the subsidiaries of FIL, listed on the signature pages to the Indenture (the “Guarantors” and collectively with FIL, the “Issuers”) and the U.S. Bank National Association, as trustee (the “Trustee”). The Notes and the Guarantees are hereinafter collectively referred to as securities (the “Securities”).

3.              We are acting as counsel for FIL and its Mauritian subsidiaries, (i) Flextronics International Asia-Pacific Ltd.; (ii) Flextronics Sales & Marketing (A-P) Ltd.; (iii) Flextronics Sales and Marketing Consumer Digital Ltd.; and (iv) Flextronics Telecom Systems Ltd (the “Mauritian Guarantors”).

The Indenture and the First Supplemental Indenture are collectively referred to as the “Transaction Documents”.

Capitalized terms shall, unless defined in this opinion, have the same meanings set forth in the Transaction Documents.

4.              For the purposes of issuing our legal opinion, we have examined, inter alia, originals or copies, certified or otherwise identified to our satisfaction, the following documents in relation to the Mauritian Guarantors:

(a)         The executed Transaction Documents;

(b)         The corporate documents and registers of each Mauritian Guarantor;

(c)          The certificate of current standing for each Mauritian Guarantor dated 04 June 2013 issued by the Registrar of Companies of Mauritius;

(d)         The Certificate of Incumbency for each Mauritian Guarantor dated 03 June 2013; and

(e)          Such other documents and materials as are necessary or appropriate to render the opinion set forth herein.

5.              We have assumed the following:

(i)                     That all parties to the relevant Transaction Documents (other than for the Mauritian Guarantors) are duly incorporated and validly existing under the laws of their respective jurisdictions and have the necessary corporate capacity or other power to enter into, deliver and perform their obligations and exercise their rights under the relevant Transaction documents to which they are a party and that the Transaction Documents is legally binding, valid and enforceable obligation of each party to it (other than for the Mauritian Guarantors);

(ii)                  The genuineness of all signatures on all documents and the conformity to original documents of all copy documents examined by us;

(iii)               That the Transaction Documents constitute the legally binding, valid and enforceable obligation of the parties thereto (other than the Mauritian Guarantors) under the laws governing the relevant Transaction Documents;

(iv)              That there are no provision of the law of any jurisdictions outside Mauritius which would have any implication for the opinions we express and that, insofar as the laws of any jurisdiction outside Mauritius may be relevant such laws have been or will be complied with;

(v)                 That at the time FIL and the Guarantors (other than for the Mauritian Guarantors) executed the relevant Transaction Documents, FIL and the Guarantors (other than for the Mauritian Guarantors) were able to pay their debts as they fell due and did not enter into the Transaction Documents with an intention to defraud or hinder its creditors or by way of undue or fraudulent preference;

(vi)              That the Constitutions submitted to us for examination are true, complete and up-to-date and that there have been no amendments to the Constitutions provided to us;

(vii)           That the records of the Mauritian Guarantors are accurate and that there has been no change in the books and record of the Mauritian Guarantors;

(viii)        That copies of the Resolutions submitted to us for examination are true, complete and up-to-date copies and that the Resolutions have not been rescinded or modified and remain in full force and effect, that no other resolution or other action has been taken which may affect the validity of the Resolutions; and

(ix)                That the Certificates of Current Standing and Certificates of Incumbency remain accurate, complete and up to date.

6.              Based on the foregoing assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that, so far as the present laws of Mauritius are concerned:

6.1       Status

The Mauritian Guarantors have been duly incorporated and are validly exiting as private limited companies in good standing under the laws of Mauritius.

6.2       Power and authority

The Mauritian Guarantors have the corporate power to enter into and perform the relevant Transaction Documents (including the Guarantees therein) and have taken all necessary corporate actions to authorize the execution, delivery and performance of the Transaction Documents (including the Guarantees therein).

6.3       Validity

(a)         The Transaction Documents have been duly authorized, executed and delivered by the Mauritian Guarantors.

(b)         The Guarantees have been duly authorized, executed and delivered by the Mauritian Guarantors.

7.              Qualifications and limitations

7.1       This opinion is subject to the following qualifications and limitations:

(a)         We do not purport to be expert on and do not purport to be generally familiar with or qualified to express legal opinions on any law other than the laws of the Republic of Mauritius. We have made no investigation of, and we express no opinion as to, any law other than the law of the Republic of Mauritius.

(b)         The validity and enforceability of rights and remedies under the Transaction Documents may be subject to limitations imposed by applicable Mauritius bankruptcy, insolvency, reorganisation, administration, moratorium, limitation and time-bar or other laws affecting the rights of creditors in general, and to any provision generally applicable under Mauritius law regarding the invalidation or revision of unfair contract terms.

(c)          The courts in Mauritius will not give effect to any provision of a foreign law which infringes any principle of Mauritius public order or any mandatory provision of Mauritius Law.

(d)         Where a party to any of the Transaction Documents is vested with discretion or may determine a matter in its own opinion, Mauritius law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds. Further, any exercise of a right by a party under the Transaction Documents must not be made in bad faith or abusively and any abusive exercise of such right is subject to the provisions of Article 17 of Civil Code.

(e)          Damages, liquidated damages and penalties may be varied by a Mauritius court if they amount to a manifestly excessive or derisory penalty under Mauritius law.

7.2       This opinion relates only to the laws of the Republic of Mauritius as of the date hereof and as currently applied by the Mauritius courts, and is given on the basis that it will be governed by and construed in accordance with the laws of the Republic of Mauritius.

7.3       This opinion is delivered solely in connection with the Transaction Documents and may not be relied upon for any other purpose without our prior written consent.

7.4       This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Mauritian Guarantors. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

7.5       We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to our name under the caption “Legal Matters” in the Prospectus which is a part of the Form S-4.  By giving of this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act 1933, as amended or within the category of persons whose consent is required by Section 7 of such act.

Yours faithfully,

/s/ C&A Law

C&A Law

(Registered as a Law Firm in Mauritius)

Business Registration Number: C09086370